UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2008

MOST HOME CORP.
(Exact name of Registrant as specified in its charter)

Nevada	0-29067	98-0173359
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

Unit 1- 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6
(Address of principal executive office, including Zip Code)

Registrant’s telephone number, including area code: (604) 460-7634

 Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2008 Most Home Corp. (the "Corporation") entered into an Asset Purchase Agreement to purchase the operating assets of TotalMove, Inc. (the "Agreement"). TotalMove, Inc. is a private company based in Shelton, Connecticut and provides REALTOR® referral and moving services to consumers through customized private label acquisition and retention programs for mortgage lenders, other financial service providers and affinity groups. A copy of the Agreement will be filed with the Corporation's next periodic report on Form 10-QSB or 10-KSB.

Under the Agreement, the Corporation will purchase the assets of TotalMove and assume certain liabilities. In consideration of the Agreement, Most Home will, at closing, issue a promissory note with a total value of $900,000 to the shareholders of TotalMove. The Promissory Note is due and payable in three annual payments $300,000 payments starting one year from the date of purchase with all accrued interest at a rate of 7.0% per annum. The Creditor agrees that the sums payable to the Creditor may, at the sole discretion of the Debtor, be converted to stock of Most Home Corp., provided that the previous 30 day volume weighted average trading price of such shares is greater than Fifty United States Cents ($0.50) per share. Should Most Home chose to pay the Creditor by issuing shares in Most Home common stock, the price per share of the shares to be issued shall be the greater of $0.50 or the previous thirty (30) day volume weighted average. The maximum number of shares of Most Home Corp. that could be issued under this transaction would be 2,063,966.

Most Home will be purchasing the assets of TotalMove used in the business including the following: trade names, trademarks, service marks, and similar marks; software and other intellectual property; customer and supplier agreements to the extent assignable or transferable; furniture, fixtures and equipment; and tangible personal property.

Most Home will assume the following liabilities: (1) all operational liabilities of TotalMove first arising from and after the closing; (2) those trade accounts payable and accrued expenses related to normal operations of the business of TotalMove which would be required to be accrued on a closing date balance sheet of TotalMove prepared in accordance with Generally Accepted Accounting Principles; (3) all obligations of performance related to existing contracts, customer hosting agreements and customer service agreements; and (4) all liabilities and obligations of performance arising after the closing related to the accrued vacation obligations and similar obligations of TotalMove for paid time off with respect to any transferred employees.

The closing of the Agreement was August 1, 2008.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On July 30, 2008, the Corporation issued a press release announcing the execution of the Agreement. The press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

In accordance with Item 9(a) of Form 8-K, the financial statements of the business acquired shall be provided no later than 75 days after the date on which this Current Report must be filed.

(b) Pro Forma Financial Information.

In accordance with Item 9(b) of Form 8-K, the pro forma financial information required to be filed under Article 11 of Regulation S-X shall be provided no later than 75 days after the date on which this Current Report must be filed.

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOST HOME CORP.

Date: August 7, 2008	By:	/s/ Michael Schutz
Michael Schutz, Chief Financial Officer